STIFEL FINANCIAL CORP.

Exhibit 99.1 Financial Statements of Business Acquired

_______________________________________________________________________________________________________________________

Ryan Beck Holdings, Inc. and Subsidiaries
Index to Consolidated Financial Statements
December 31, 2006, 2005 and 2004
Page
Report of Independent Auditors	2
Consolidated Financial Statements
Consolidated Statements of Financial Condition as of December 31, 2006 and 2005	3
Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	4
Consolidated Statements of Stockholder's Equity for the years ended December 31, 2006, 2005 and 2004	5
Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	6-7
Notes to Consolidated Financial Statements	8

Report of Independent Auditors

To the Board of Directors and Stockholder of
Ryan Beck Holdings, Inc. and Subsidiaries:

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, changes in stockholder's equity, and cash flows present fairly, in all material respects, the financial position of Ryan Beck Holdings, Inc. and subsidiaries (the "Company") at December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 11 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment", effective January 1, 2007.

/s/ PricewaterhouseCoopers LLP

April 19, 2007

Ryan Beck Holdings, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
December 31, 2006 and 2005
(In thousands, except share and per share amounts)	December 31,
	2006	2005
Assets
Cash	$3,188	$5,267
Cash segregated under Federal and other regulations	97	99
Securities owned, held at clearing broker, at fair value	112,382	180,292
Forgivable loans, net of reserves of $3,052 and $3,401, respectively	18,582	18,687
Notes receivable	- -	3,360
Deferred income taxes, net	16,406	11,729
Due from clearing brokers	15,629	- -
Property and equipment, net of accumulated depreciation and amortization	9,644	7,573
Income taxes receivable	3,602	- -
Goodwill	454	454
Other assets	8,644	6,918
Total assets	$188,628	$234,379

Liabilities and Stockholder's Equity
Liabilities
Accrued employee compensation and benefits	$56,320	$56,633
Due to clearing broker	- -	24,486
Securities sold, but not yet purchased, at fair value	31,407	35,177
Accounts payable and other accrued expenses	11,015	15,376
Total liabilities	98,742	131,672

Commitments and contingencies (Note 13)	- -	- -
Minority interest in consolidated subsidiary	45	2,092

Stockholder's equity
Common stock, par value $0.001 per share, authorized 75,000,000 shares; issued 24,465,000 and outstanding 24,375,000 as of December 31, 2006 and December 31, 2005, respectively	24	24
Treasury stock at cost, 90,000 shares as of December 31, 2006 and December 31, 2005, respectively	(492)	(492)
Additional paid-in capital	38,241	37,580
Retained earnings	52,068	63,503
Total stockholder's equity	89,841	100,615
Total liabilities and stockholder's equity	$188,628	$234,379

The accompanying notes are an integral part of these consolidated financial statements.

Ryan Beck Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2006, 2005 and 2004
(In thousands)	For the Years Ended December 31,
	2006	2005	2004
Revenues
Principal transactions, net	$90,190	$100,287	$90,416
Commissions	85,866	83,073	82,575
Interests and dividends	25,151	22,187	18,064
Underwriting and investment banking	14,221	45,527	48,245
Other	3,033	2,237	3,855
Total revenue	218,461	253,311	243,155

Expenses
Compensation and benefits	170,605	165,323	158,867
Occupancy, equipment rental and depreciation	16,588	15,816	15,429
Communications	15,187	13,554	12,527
Professional fees	8,790	6,706	5,481
Floor brokerage, exchange, and clearing fees	8,612	9,118	9,835
Interest expense	5,995	3,419	924
Advertising and market development	5,788	5,418	4,734
Other	7,046	7,119	6,184
Total expenses	238,611	226,473	213,981

Income (loss) before income taxes and minority interest	(20,150)	26,838	29,174
Income tax benefit / (expense)	7,965	(10,095)	(11,692)
(Loss) / income before minority interest	(12,185)	16,743	17,482
Minority interest benefit / (expense)	750	(87)	- -
Net (loss) income	$(11,435)	$16,656	$17,482

The accompanying notes are an integral part of these consolidated financial statements.

Ryan Beck Holdings, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholder's Equity
For the Years Ended December 31, 2006, 2005 and 2004
(In thousands)	Common Stock (1)	Additional Paid-In Capital (1)	Retained Earnings	Treasury Stock		Total (1)
Balance at December 31, 2003	$24	$37,437	$34,365	$	- -	$71,826
Net income	- -	- -	17,482		- -	17,482
Dividend paid to parent ($0.204 per share)	- -	- -	(5,000)		- -	(5,000)
Exercise of stock options	- -	143	- -		- -	143
Balance at December 31, 2004	24	37,580	46,847		- -	84,451
Net income	- -	- -	16,656		- -	16,656
Repurchase of common stock	- -	- -	- -		(492)	(492)
Balance at December 31, 2005	24	37,580	63,503		(492)	100,615
Net loss	- -	- -	(11,435)		- -	(11,435)
Amortization of stock compensation	- -	661	- -		- -	661
Balance at December 31, 2006	$24	$38,241	$52,068		$(492)	$89,841

(1) The Company declared a 3 for 1 stock split on January 20, 2004. Amounts have been adjusted to retroactively give effect to the stock split.

The accompanying notes are an integral part of these consolidated financial statements.

Ryan Beck Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006, 2005 and 2004
(In thousands)	For the years ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income / (loss)	$(11,435)	$16,656	$17,482
Adjustment to reconcile net (loss) / income to net cash provided by operating activities
Depreciation and amortization	2,587	2,661	2,101
Amortization of forgivable loans	6,216	4,899	5,406
Deferred rent	2,978	2,377	1,425
Deferred income taxes	(4,677)	(3,693)	(1,520)
Stock based compensation	661	- -	- -
Minority interest	(750)	87	- -
(Increase) decrease in operating assets
Cash segregated under federal and other regulations	2	123	105
Securities owned, at fair value	67,910	(54,849)	(878)
Forgivable loans	(6,111)	(6,998)	(6,949)
Due from clearing broker	(15,629)	16,619	(16,619)
Income taxes receivable	(3,602)	- -	- -
Other assets	(1,726)	(772)	1,304
Increase (decrease) in operating liabilities
Securities sold, but not yet purchased, at fair value	(3,770)	(4,286)	1,649
Due to clearing broker	(24,486)	24,486	(8,583)
Accrued employee compensation and benefits	(313)	4,203	11,661
Accounts payable and other accrued expenses	(7,338)	(1,437)	(3,232)
Net cash provided by operating activities	517	76	3,352

Cash flows from investing activities
Proceeds from notes receivable-GMS	3,360	2,986	5,625
Purchases of property and equipment	(4,658)	(2,761)	(5,861)
Net cash provided by (used in) investing activities	$(1,298)	$225	$(236)

The accompanying notes are an integral part of these consolidated financial statements.

Ryan Beck Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
For the Years Ended December 31, 2006, 2005 and 2004
(In thousands)	For the years ended December 31,
	2006		2005		2004

Cash flows from financing activities
Dividend payment to shareholder	$	- -	$	- -	$(5,000)
Exercise of stock options		- -		- -	143
Repurchase of common stock		- -		(492)	- -
Capital contributions from minority interest holders in consolidated subsidiary		2,905		2,006	- -
Capital withdrawals from minority interest holders in consolidated subsidiary		(4,203)		- -	- -
Net cash provided by (used in) financing activities		(1,298)		1,514	(4,857)

Increase (decrease) in cash		(2,079)		1,815	(1,741)

Cash
Beginning of year		5,267		3,452	5,193
End of year		$3,188		$5,267	$3,452

Supplemental cash flow disclosure
Interest paid		$5,920		$3,212	$935
Income taxes paid, including $4,000, $10,712, and $8,900 paid to Parent, respectively		$4,680		$13,698	$12,558

The accompanying notes are an integral part of these consolidated financial statements.

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

1.     Organization

Ryan Beck Holdings, Inc. and Subsidiaries (collectively, the "Company") is a company organized under the laws of the state of New Jersey. The Company's principal subsidiary is Ryan Beck & Co., Inc. ("Ryan Beck"), a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Security Dealers, Inc. ("NASD") and other securities exchanges. Other subsidiaries include Ryan Beck Life Agency, Ryan Beck Executive Tax Advisors, Ryan Beck Management Co., Inc. and Ryan Beck Investment Management, LLC ("General Partner"). Ryan Beck is an investment banking firm engaged in the underwriting, distribution and trading of tax-exempt, equity and debt securities. As investment bankers, the broker-dealer provides capital-raising and advisory services, in addition to mergers and acquisitions transaction management. Ryan Beck also offers a full-service, general securities brokerage business with investment and insurance products for retail and institutional clients and provides investment and wealth management advisory services for its customers. Ryan Beck clears the majority of its securities transactions on a fully-disclosed basis through a clearing broker, Pershing, a Bank of New York Securities.

The Company is a wholly owned subsidiary of BankAtlantic Bancorp ("BankAtlantic"), a public company traded on the NASDAQ. On February 28, 2007, BankAtlantic closed on a transaction, whereby the Company was sold to Stifel Financial Corp. (see Note 16)

2.     Summary of Significant Accounting Policies

Consolidation Policy
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. In 2005, Ryan Beck Kronos Fund, LP ("Partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, was formed and consolidated into the General Partner, a wholly owned subsidiary of Ryan Beck, who has control over the Partnership. As of December 31, 2006 and December 31, 2005, the Consolidated Statement of Financial Condition includes 100% of the assets and liabilities of the Partnership and the ownership interests of minority investors are recorded as minority interest. Minority interest in income from continuing operations are deducted to arrive at consolidated net income. All inter-company transactions and balances have been eliminated.

Use of Estimates
The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relates to reserves on terminated forgivable loans and litigation matters. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future. Actual results could differ from those estimates.

Securities Transactions
Proprietary securities transactions are recorded on trade date with gains and losses recorded net, in principal transactions. Customers' securities transactions are reported on a settlement date basis with related commission income and expenses reported on trade date. Amounts receivable and payable for securities transactions that have not reached their contractual settlement date are recorded net on the statement of financial condition.

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

Securities owned are carried at fair value. Fair value is based on quoted market prices or dealer quotes where those are available and considered reliable. Additionally, other factors may be considered where appropriate, such as market prices for related or similar financial instruments and coupon, yield, credit quality, prepayment terms, volatility and other economic factors. Changes in unrealized appreciation (depreciation) arising from fluctuations in fair value or upon realization of securities positions are reflected net in principal transactions.

Derivatives
Derivative financial instruments, including futures, mortgage backed to-be-announced securities (TBA's) and when-issued securities are recorded on the trade date with gains and losses recognized net in the Statement of Operations as principal transactions. These derivative financial instruments are held for trading purposes, which include meeting the needs of clients and hedging proprietary trading activities. Derivatives are carried at quoted market value, or, if market prices are not readily available, estimated fair value.

Open equity futures transactions are recorded as receivables from and payables to broker-dealers and clearing organizations.

Investment Banking
Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which Ryan Beck acts as an underwriter or agent. Investment banking revenues also include fees earned from providing merger and acquisition and financial advisory services. Investment banking management and underwriting fees are recorded as earned, provided no contingency of payment exists. Sales concessions are recorded on trade date.

Income Taxes
The Company operates under a tax sharing arrangement and is included in BankAtlantic's consolidated federal tax return. The Company files state and local income tax returns separately from BankAtlantic. Federal income taxes are calculated as if the Company filed on a separate tax return basis and the amount of current tax expense or benefit was either remitted to or received from BankAtlantic.

The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

The Company establishes reserves for uncertain tax positions based upon an assessment of its tax filing positions for each jurisdiction. Reserves are included within accounts payable and other accrued expenses.

Depreciation
Depreciation is provided on a straight line basis for assets acquired for periods beginning on January 1, 2005, using estimated lives of three to ten years. For periods prior to 2005, the Ryan Beck utilized an accelerated basis of depreciation. Leasehold improvements are amortized on a straight-line basis over the lesser of the economic useful life of the improvement or the term of the lease.

Goodwill
Goodwill represents the cost of acquired businesses in excess of fair market value of the related net identifiable assets at acquisition. The carrying value of the goodwill is periodically reviewed for impairment at the level of

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

reporting units by the Company on an undiscounted cash flow basis to assess recoverability. If the estimated future cash flows (undiscounted and without interest) are projected to be less than the carrying value, an impairment write-down representing goodwill which exceeds the present value of the estimated expected future cash flows would be recorded as a period expense.

Fair Value of Financial Instruments
Management estimates that the fair value of financial instruments recognized on the Consolidated Statement of Financial Condition approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to frequent repricing.

Recent Accounting Pronouncements
On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 157 "Fair Value Measurement" ("FAS 157"). FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value instruments. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, the standard establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity's own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. The Statement does not expand the use of fair value in any new circumstances. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of FAS 157 to have a material impact on our consolidated results of operations and financial condition.

In June 2006, the FASB issued Financial Interpretation No. 48 "Accounting for Uncertainty in Income Taxes-an interpretation of FASB No. 109" ("FIN 48"). FIN 48 provides guidance for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 substantially changes the accounting policy for uncertain tax positions and could result in increased volatility in the Company's provision for income taxes. The interpretation also revises disclosure requirements including a tabular presentation to reflect the roll-forward of unrecognized tax benefits. This interpretation is effective as of January 1, 2007 and any changes in net assets that result from the application of this interpretation should be reflected as an adjustment to retained earnings. The Company does not expect the adoption of FIN 48 to have a material impact on our consolidated results of operations and financial condition.

3.     Reclassifications / Revisions

Certain amounts from prior periods have been reclassified / revised to conform to current period presentation. During 2005 and 2004, the Company reported $7.6 million and $6.7 million, respectively, of income earned on customer balances held at the clearing broker as other income. Such amounts have been reclassified to interest income to be consistent with the December 31, 2006 presentation. In addition, the Company reported ($2.1) million and ($1.5) million of book overdrafts as cash flows from financing activities during 2005 and 2004, respectively, but has revised such cash flows to be reported as operating activities to be consistent with the December 31, 2006 presentation as such activity is associated with zero-balance account program and not a bank overdraft.

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

4.     Cash Segregated Under Federal and Other Regulations

Cash segregated under Federal and other regulations of approximately $97,000 and $99,000 as of December 31, 2006 and 2005 represents funds segregated by Ryan Beck to satisfy the redemption of customers redeeming municipal bond coupons.

5     Notes Receivable

As part of Ryan Beck's acquisition of certain of the assets and assumption of certain of the liabilities of Gruntal & Co., LLC, in April 2002, Ryan Beck acquired all of the membership interests in The GMS Group, L.L.C. ("GMS"). Ryan Beck sold its entire membership interest in GMS to GMS Group Holdings Corp. ("Buyer") in August 2003 for $22.6 million. Ryan Beck received cash proceeds from the sale of $9.0 million and a $13.6 million secured promissory note issued by the Buyer with recourse to the management of GMS. The note is secured by the membership interest in GMS and contains covenants that require GMS to maintain certain capital and financial ratios. If these covenants are not maintained, Ryan Beck can exercise its rights of default under the note, including pursuing sale of the collateral. The promissory note is at a federal funds rate plus an applicable margin, subject to a cap of 13%, and is payable in 27 equal quarterly installments continuing until June 2010 with a final payment in September 2010. The note can be prepaid at the option of the borrower and any prepayment of principal shall be applied in inverse order of maturity. At December 31, 2005 the outstanding balance of the promissory note was approximately $3.4 million. In June 2006, Ryan Beck received a final lump sum payment of approximately $3.4 million, reducing the outstanding balance to zero.

6     Forgivable Loans

Ryan Beck has a recruitment and retention plan for certain financial consultants, key employees and others, whereby they are given a sum of money which is repayable only if they voluntarily terminate employment with Ryan Beck, are terminated for cause or fail to meet other agreed upon criteria (the "forgivable note"). Each forgivable note will generally have a term of three, five or seven years. A pro-rata portion of the principal amount of the note is forgiven each month over the term, solely based upon the passage of time. If a participant terminates employment with Ryan Beck prior to the end of the term of the note, the outstanding balance becomes immediately due. A reserve is established for such terminated notes, taking into consideration historical settlements reached with former employees, adjusted for any expenses incurred related to collections. Ryan Beck had $18.6 million and $18.7 million of notes receivable from certain employees, net of reserves of approximately $3.1 million and $3.4 million as of December 31, 2006 and 2005, respectively. For the years ended December 31, 2006, 2005 and 2004, amortization expense for these notes was $6.2 million, $4.9 million and $5.4 million, respectively, which is included in Compensation and benefits.

7.     Securities Owned and Securities Sold, Not Yet Purchased, at Fair Value

The Company's securities owned consisted of the following (in thousands):

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

	As of December 31,
	2006	2005
Obligations of U.S. Government agencies	$56,865	$45,827
Mutual funds and other	23,720	28,359
State and municipal obligations	14,790	76,568
Equity securities	11,345	23,645
Corporate debt	3,877	3,410
Certificates of Deposit	1,785	2,483
	$112,382	$180,292

Securities owned at December 31, 2006 and 2005 were primarily associated with Ryan Beck's trading activities conducted as principal on behalf of the firm and individual and institutional investor clients. Transactions as principal involve making markets in securities which are held in inventory to facilitate sales to and purchases from customers.

Securities sold, but not yet purchased consisted of the following (in thousands):

	As of December 31,
	2006	2005
Obligations of U.S. Government agencies	$19,806	$29,653
State and municipal obligations	73	41
Equity securities	10,551	3,780
Corporate debt	935	1,332
Certificates of Deposit	42	371
	$31,407	$35,177

During the year ended December 31, 2005, a limited partnership was organized under the Delaware Revised Uniform Limited Partnership Act. The Partnership is a hedge fund that primarily trades equity securities. The Partnership is consolidated into the General Partner, a wholly owned subsidiary of the Company, who has control over the Partnership. There are no securities owned and securities sold, but not yet purchased associated with the Partnership at December 31, 2006. Included within securities owned and securities sold, but not yet purchased at December 31, 2005 was $3.4 million and $1.3 million, respectively, associated with the Partnership.

8.    Property and Equipment

Property and equipment, stated at cost, consisted of (in thousands):

	As of December 31,
	2006	2005
Office furniture and equipment	$17,304	$14,569
Leasehold improvements	7,070	5,236
	24,374	19,805
Less accumulated depreciation and amortization	(14,730)	(12,232)
	$9,644	$7,573

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

For the years ended December 31, 2006, 2005 and 2004 the Company recorded depreciation and amortization expense of approximately $2.6 million, $2.7 million and $2.1 million, which is included in occupancy, equipment rental and depreciation.

9.    Income Taxes

The income tax (benefit) / provision consists of the following for the years ended December 31, 2006, 2005 and 2004 (in thousands):

	For the Years Ended December 31,
	2006	2005	2004
Current tax (benefit) expense
Federal	$(3,535)	$11,807	$10,164
State	247	1,981	3,048
	(3,288)	13,788	13,212
Deferred tax (benefit)
Federal	$(2,772)	$(2,976)	$(1,175)
State	(1,905)	(717)	(345)
	(4,677)	(3,693)	(1,520)
	$(7,965)	$10,095	$11,692

The following is a reconciliation of the expected income tax expense computed at the applicable Federal statutory rate of 35% to the actual income tax (benefit) / expense for the years ended December 31, 2006, 2005 and 2004 (in thousands):

	For the years ended December 31,
	2006		2005		2004
Tax (benefit) expense at federal statutory rate	$(6,790)	(35.0)%	$9,363	35.0%	$10,211	35.0%
State income taxes, net of federal income tax effect	(1,024)	(5.2)%	1,486	5.5%	1,801	6.2%
Tax exempt interest income (net of cost to carry)	(185)	(0.1)%	(563)	(2.1)%	(161)	(0.1)%
Travel and entertainment expense	329	1.7%	228	0.9%	230	0.8%
Other	(295)	(1.5)%	(419)	(1.7)%	(389)	(1.8)%
Income tax (benefit) expense	$(7,965)	(40.1)%	$10,095	37.6%	$11,692	40.1%

The Company has recorded federal taxes receivable of approximately $3.7 million as of December 31, 2006 which is included within income taxes receivable and federal taxes payable of approximately $3.9 million as of December 31, 2005, which is included within accounts payable and accrued expenses and is due under a tax sharing arrangement.

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

The Company's cumulative net deferred tax asset consists of the following at December 31, 2006 and 2005 (in thousands):

	As of December 31
	2006	2005
Deferred compensation	$12,787	$10,141
Deferred rent	938	785
Medical claims reserve	752	1,253
State tax NOL	695	- -
Legal reserve	479	273
Stock based compensation	305	- -
Forgivable loans	206	47
Depreciation	166	- -
Amortization of goodwill	141	202
Other	125	179
Total deferred tax asset	16,594	12,880
Investments	(188)	(1,054)
Depreciation	- -	(97)
Total deferred tax liability	(188)	(1,151)
Total net deferred tax	$16,406	$11,729

At December 31, 2006, the Company established a deferred tax asset of approximately $695,000 related to state net operating loss carryforwards of approximately $12.7 million. These carryforwards expire in each of the respective states where they had arisen, commencing with December 31, 2011 and ending on December 31, 2026, based on the carryforward periods available to the Company in the states in which it files for such carryforward periods.

There are no valuation allowances recorded against Federal and state deferred assets at December 31, 2006 and 2005. Management believes it is more likely than not that all of the Federal and state deferred tax assets will be utilized.

10.    Due from Clearing Brokers

In the ordinary course of business, Ryan Beck borrows under an agreement with its clearing broker by pledging securities owned as collateral primarily to finance its trading inventories. As of December 31, 2006, the balance due from the clearing brokers was $15.6 million and as of December 31, 2005, the balance due to the clearing broker was $24.5 million. The clearing broker may rehypothecate all of Ryan Beck's securities owned.

11.    Employee Benefit Plans

Retirement Plans
Ryan Beck maintains a retirement plan for eligible employees, the 401(k) Savings Plan.

Employees may contribute to the 401(k) Savings Plan up to 25% of their eligible earnings, subject to certain limitations. In 2006, 2005 and 2004, Ryan Beck matched 50% on the first 6% of contribution for salaried employees, as defined. Additionally, the Company awarded an additional 0%, 0% and 2% of contributions for

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

salaried employees as a discretionary match during the years ended December 31, 2006, 2005 and 2004, respectively. Included in compensation and benefits expense on the consolidated statement of operations was approximately $998,000, $502,000, and $1.6 million of operating and employer contribution expenses related to the 401(k) Savings Plan during the years ended December 31, 2006, 2005 and 2004, respectively.

Ryan Beck & Co., Inc. Common Stock Option Plan
In March 2002, Ryan Beck established the Common Unit Option Plan ("Plan"), a non-qualified stock option plan. In September 2002, the common units were converted into options to acquire Ryan Beck's Common Stock. In March 2004, Ryan Beck options were converted into options of the Company.

The Company historically accounted for its stock based compensation under the recognition and measurement principles of Accounting Principles Board Opinion No. 25. As the exercise price of all options granted for the years ended December 31, 2005 and 2004 were at fair value of the common stock, no compensation expense was recorded by the Company.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), using the modified prospective transition method. Under this transition method, share-based compensation expense for the year ended December 31, 2006 includes compensation expense for all share-based compensation awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provision of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Share-based compensation expense for all stock-based compensation awards granted after January 1, 2006 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R, using a Black-Scholes model. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. The impact of adopting SFAS 123R on the Company's consolidated financial statements for the year ended December 31, 2006 was an increase of compensation expense of approximately $0.7 million.

The following is a summary of the Company's common stock option activity:

Outstanding Options
Outstanding at December 31, 2003	1,530,000
Exercised	(90,000)
Forfeited	(22,500)
Issued	820,500
Outstanding at December 31, 2004	2,238,000
Exercised	- -
Forfeited	(191,000)
Issued	22,000
Outstanding at December 31, 2005	2,069,000
Exercised	- -
Forfeited	(82,000)
Issued	377,500
Outstanding at December 31, 2006	2,364,500
Available for Grant at December 31, 2006	73,000

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

In March 2004, options were granted to acquire an aggregate of 798,500 shares of the Company's common stock at an exercise price equal to fair value at the date of grant ($5.26), and in July 2004, 22,000 options were granted to acquire shares of the Company's common stock at an exercise price equal to fair value at the date of grant ($5.28), all of which vest four years from the grant date and expire ten years from the grant date. In January 2005, 22,000 options were granted to acquire shares of the Company's common stock at an exercise price equal to fair value at the date of grant ($5.46), all of which vest four years from the grant date and expire ten years from the grant date. In March 2006, 377,500 options were granted to acquire shares of the Company's common stock at an exercise price equal to fair value at the date of grant ($3.86), all of which vest four years from the grant date and expire ten years from the grant date. In June 2004, options to acquire 90,000 shares of the Company's common stock were exercised at a price of $1.60 per share. During the years ended December 2006, 2005 and 2004, 82,000, 191,000, and 22,500 options to acquire the Company's common stock were forfeited with a weighted average exercise price of $4.28, $3.67 and $5.26, respectively.

Upon exercise of the options, the Company or BankAtlantic Bancorp has the right under certain defined circumstances, starting six months plus one day after the exercise date, to repurchase the common stock at fair value as determined by an independent appraiser. The Company and BankAtlantic Bancorp also have the right of first refusal on any sale of the Company's common stock issued as a result of the exercise of an option, and BankAtlantic Bancorp has the right to require any common shareholder to sell its shares in the event that BankAtlantic Bancorp sells its interest in the Company. The 90,000 shares of the Company's common stock issued in June 2004 upon the exercise of the Company's stock options were repurchased by the Company in January 2005 at $5.46 per share, the fair value of the Company's common stock at the repurchase date.

The method used to calculate the fair value of the options granted was the Black-Scholes model with the following grant date fair values and assumptions:

Year of Grant	Number of Options Granted	Grant Date Fair Value of common stock	Fair Value of Option	Exercise Price	Risk Free Interest Rate	Expected Volatility	Expected Dividend Yield	Expected Term (Years)
2004	820,500	$5.26-5.28	$1.31-1.37	$5.26-5.28	3.77-4.31%	19.80-20.39%	1.09%	6
2005	22,000	$5.46	$1.57	$5.46	4.39%	21.97%	0.83%	6
2006	377,500	$8.74	$3.86	$8.74	4.55%	38.25%	0.82%	7

During December 31, 2006, the annual forfeiture percentage was 11.47%.

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

The following table summarizes information about the Company's stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/06	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at 12/31/06	Weighted- Average Exercise Price
$1.60 to $1.68	1,297,500	5.2 years	$1.62	1,297,500	$1.61
$5.26 to $5.46	689,500	7.2 years	5.27	-	-
$8.74	377,500	9.1 years	8.74	-	-
	2,364,500	6.4 years	$3.82	1,297,500	$1.61

As of December 31, 2006, approximately $1.6 million of unrecognized compensation cost was related to non vested stock option compensation. The cost is expected to be recognized over a weighted average period of approximately three years.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	For the years ended December 31,
	2005	2004
Net income, as reported	$16,656	$17,482
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related income tax effect	(173)	(136)
Pro forma net income	$16,483	$17,346

Ryan Beck & Co., Inc., Deferred Compensation Plans

Ryan Beck maintains a voluntary deferred compensation plan, the Ryan Beck & Co., Inc. Voluntary Deferred Compensation Plan, for certain employees whereby the employee may elect to defer a portion of his or her compensation for a minimum of 3 years or until retirement. These assets are fully vested. Ryan Beck also maintains the Ryan Beck & Co., Inc. Deferred Incentive Compensation Plan for certain employees whereby a portion of their compensation is deferred for a period of three to ten years. Compensation is not vested until the end of the term and the associated expense is recognized on a straight-line basis over the vesting period. Under the terms of these plans, the obligations are not required to be funded. The value of the deferred compensation obligation is adjusted to reflect the performance of selected measurement options chosen by each participant. The deferred compensation under these plans totaled $48.7 million and $36.2 million as of December 31, 2006 and 2005, respectively. The fully vested obligation of such plans is $17.4 million and $14.1 million which has been recorded in accrued employee compensation at December 31, 2006 and 2005, respectively.

Ryan Beck maintains an incentive deferred compensation plan for a key executive called the Supplemental Bonus Plan. Deferred bonuses are awarded under this plan, which vest over a three year period. Payments under the plan

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

occur in three equal annual installments upon vesting. The balance due as of December 31, 2006 and 2005 is $1.4 million and $1.4 million, which is included within accrued employee compensation and benefits.

Ryan Beck also maintains the Supplemental Executive Retirement Plan on behalf of one key executive. Retirement benefits of $2.3 million under the plan are payable in equal monthly installments over 120 months commencing at retirement. If the participant retires early or has an involuntary termination without cause, or for good reason or there is a change in control, the participant shall be entitled to receive 10% of his retirement benefit at the time such event occurs for each year of participation in the Plan not to exceed 10 years. The balance due as of December 31, 2006 and 2005 is $0.3 million and $0.2 million, respectively, which is included within accrued employee compensation and benefits.

12.    Regulatory Requirements

Ryan Beck, as a registered broker dealer and futures commission merchant, is subject to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934 and Rule 1.17 of the Commodity Futures Trading Commission, which requires the maintenance of minimum net capital. Additionally, Ryan Beck, as a market maker, is subject to supplemental requirements of Rule 15c3-1(a)4, which provides for the computation of net capital to be based on the number of and price of issues in which markets are made by Ryan Beck, not to exceed $1.0 million. At December 31, 2006 and 2005, Ryan Beck's regulatory net capital was $23.0 million and $41.2 million, which was $22.0 million and $40.2 million in excess of its required net capital of $1.0 million, respectively.

Ryan Beck operates the majority of its business under the provisions of paragraph (k)(2)(ii) of Rule 15c3-3 of the Securities Exchange Act of 1934 as a fully-disclosed introducing broker and, accordingly, customer accounts are carried on the books of the clearing broker. However, Ryan Beck safekeeps and redeems municipal bond coupons for the benefit of its customers and for this activity, Ryan Beck is subject to the provisions of SEC Rule 15c3-3 relating to possession or control and customer reserve requirements.

13.    Commitments and Contingencies

Litigation
The Company is involved in a number of complaints, legal actions, arbitrations, investigations and proceedings concerning matters arising in connection with its business. Some of these actions have been brought on behalf of various classes of plaintiffs and seek substantial or indeterminate damages.

The Company is also involved, from time to time, in investigations and proceedings by governmental agencies and self-regulatory organizations, which can result in fines or other disciplinary action being imposed.

The Company is named as defendants in various judicial, regulatory and arbitration proceedings in the ordinary course of business. The nature of such proceedings do not involve large claims subjecting the Company to exposure, such as claims relating to investment banking underwritings, but rather are routine retail customer complaints regarding losses in individual accounts. These claims are ordinarily subject to arbitration proceedings, as specified in the agreements customers enter into when they transact with or through us. Additionally, legal proceedings may be brought from time to time in the future. Although there can be no assurance as to the ultimate outcome of a particular matter, the Company has generally denied, or believes that the Company has meritorious defenses and will deny, liability in all significant actions pending against them and the Company intends to vigorously defend such actions. In view of the inherent difficulty of predicting the outcome of legal proceedings, particularly where the

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

plaintiffs seek substantial or indeterminate damages or where novel legal theories or a large number of parties are involved, the Company cannot state what the eventual outcome of currently pending matters will be, what the timing of the ultimate resolution of these matters will be or what the eventual result in each pending matter will be. Subject to the foregoing caveat, the Company believes, based upon our current knowledge, after appropriate consultation with legal counsel and taking into account our legal reserves, that pending judicial, regulatory and arbitration proceedings will be resolved with no material adverse effect on our financial condition, although the Company can provide no assurance that such actions will not be material to our operating results and cash flows, depending in part, upon operating results and cash flows for a particular period. A provision has been made for all legal contingencies that are both probable and reasonably estimable.

Leases
The Company leases office space in various locations under noncancelable operating leases. At December 31, 2006, the future minimum rental commitments were as follows (in thousands):

Years ending December 31,
2007	$11,147
2008	10,159
2009	8,962
2010	5,836
2011	4,913
Thereafter	16,670
$57,687

Certain leases contain renewal options, or escalation clauses providing for increased rental payments based upon maintenance, utility and tax increases. Total office rental expense charged to operations was approximately $13.1 million, $13.1 million and $13.3 million for the years ended December 31, 2006, 2005 and 2004, respectively and is included within occupancy, equipment rental and depreciation, which is recognized on a straight-line basis over the life of the lease.

14.    Financial Instruments With Off-Balance-Sheet Risk

Ryan Beck enters into various transactions involving derivatives and other off-balance sheet financial instruments. These financial instruments include futures, mortgage-backed to-be-announced securities (TBAs) and securities purchased and sold on a when-issued basis (when-issued securities). These derivative financial instruments are used to meet the needs of customers, conduct trading activities, and manage market risks and are, therefore, subject to varying degrees of market and credit risk.

Futures contracts are executed on an exchange, and cash settlement is made on a daily basis for market movements. Accordingly, futures contracts generally do not have credit risk except in the event of default of the exchange. The credit risk for TBAs, options and when-issued securities is limited to the unrealized market valuation gains recorded in the statement of financial condition. Market risk is substantially dependent upon the value of the underlying financial instruments and is affected by market forces such as volatility and changes in interest rates. The Company generally utilizes US treasury bond and note futures as economic hedges against its municipal bond trading portfolio. The financial futures are recorded at fair value with changes in fair value included in earnings. At December 31, 2006 and 2005, the Company sold 10 US treasury contracts and 245 US treasury contracts with a notional amount of $1.1 million and $26.5 million, respectively. At December 31, 2006 and 2005 there were no derivatives designated as accounting hedges.

Ryan Beck Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2006, 2005 and 2004

In addition, the Company has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. Ryan Beck has recorded these obligations in the financial statements at December 31, 2006, at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to December 31, 2006.

Ryan Beck's customers' securities transactions are introduced on a fully-disclosed basis to its clearing broker. The clearing broker carries all of the accounts of the customers of Ryan Beck and is responsible for execution, collection of and payment of funds and receipt and delivery of securities relative to customer transactions. Customers' securities activities are transacted on a cash and margin basis. These transactions may expose the Ryan Beck to off-balance-sheet risk, wherein the clearing broker may charge Ryan Beck for any losses it incurs in the event that customers may be unable to fulfill their contractual commitments and margin requirements are not sufficient to fully cover losses. As the right to charge Ryan Beck has no maximum amount and applies to all trades executed through the clearing broker, Ryan Beck believes there is no maximum amount assignable to this right. At December 31, 2006 and 2005, Ryan Beck has recorded liabilities of $12,440 and $13,279, respectively, with regard to the right, which is included within accounts payable and other accrued expenses. Ryan Beck has the right to pursue collection or performance from the counter parties who do not perform under their contractual obligations. Ryan Beck seeks to minimize this risk through procedures designed to monitor the creditworthiness of its customers and ensure that customer transactions are executed properly by the clearing broker.

15.    Related-Party Transactions

There were no related party transactions during the year ended December 31, 2006.

In 2005, the Company recorded approximately $800,000 in revenue and expense reimbursements related to investment banking and advisory services performed for BFC Financial Corporation ("BFC"). BFC is the controlling shareholder of BankAtlantic Bancorp with a majority voting interest.

In 2004, the Company recorded approximately $280,000 in revenue related to investment banking and advisory services performed for BankAtlantic Bancorp.

16.    Subsequent Events

On February 28, 2007 BankAtlantic and the Company's option holders (collective, the "Shareholders") are scheduled to exchange their entire interest in Ryan Beck Holdings, Inc. common stock and options to acquire the Company's common stock for approximately 2,500,000 shares of Stifel Financial Corp. common stock and five-year warrants to purchase an aggregate of 500,000 shares of Stifel Financial Corp's. common stock at an exercise price of $36.00 per share (the"Warrants"). This will result in Ryan Beck Holdings, Inc. and Ryan Beck to be merged into Stifel Financial Corp.

This proposed merger will result in the triggering of change of control provisions with various deferred compensation and stock option arrangements of the Company resulting in the acceleration and recognition of liabilities, upon closing of the merger. In addition, the proposed merger may also impact the ultimate realizability of certain deferred tax assets of which there is currently no valuation allowance established.